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                                                                   EXHIBIT 23(a)





                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Registration Statement on Form S-4 of The Scotts Company of our report dated November 14, 1994 on our audits of the consolidated financial statements of The Scotts Company and Subsidiaries as of September 30, 1994 and 1993, and for the years ended September 30, 1994, 1993 and 1992. We also consent to the references to our Firm under the captions "Experts" and "Independent Auditors."


                                        COOPERS & LYBRAND L.L.P.


Columbus, Ohio

March 10, 1995